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                                                                   EXHIBIT 10.21

                                                                     Translation

            REVISED AND RESTATED MONEY JOURNAL COOPERATION AGREEMENT

PARTY A: Hunan Television & Broadcast Intermediary Co., Ltd.
ADDRESS: Gold Eagle Movie and TV Culture Complex, East of Liuyang River,
         Changsha City
LEGAL REPRESENTATIVE: Long Qiuyun

PARTY B; Money Journal Press Office
ADDRESS: Building 2 South, International Expo and Hotel for Movies and TV Shows,
         East of Liuyang River, Changsha City, Hunan Province
LEGAL REPRESENTATIVE: Liu Shabai

PARTY C: Guangzhou Jingshi Culture Intermediary Co., Ltd.
ADDRESS: Room 802, Yuanhui Commerce Building, 423 Tianhe Road North, Tianhe
         District, Guangzhou City
LEGAL REPRESENTATIVE: Jiang Guibin

WHEREAS:

     1. The Money Journal is a monthly publication directed and operated under Golden Eagle Broadcasting System, with its national publication code as CN43-1452/F, hereafter as "DESIGNATED JOURNAL". The Money Journal Press Office is Party B; and the sponsoring organization is Party A.

     2. Party B owns the rights of issuance and of advertising operation of the DESIGNATED JOURNAL, and has appropriate qualification to publish the DESIGNATED JOURNAL.

     3. Parties A, B, and C signed the Money Journal Cooperation Agreement (the "original agreement") on June 26, 2006.

In order to seek joint growth, after friendly consultation among the parties, Parties A, B and C have unanimously agreed to make the following revisions and restatements to the original agreement with respect to the DESIGNATED JOURNAL, and implement what is in the

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revised and restated agreement. The three parties hereby execute the revised and restated agreement as follows:

1.   DEFINITIONS

     1. DESIGNATED JOURNAL: the magazine with its current name of Money Journal and a national publication code CN43-1452/F, its successor or replacement that adopt new names or versions, any form of publications that the Money Journal Press Office publishes from time to time, and any or all of the attachments, supplements, additions, and derivative publications.

     2. EXCLUSIVE ADVERTISING AGENCY: the sole exclusive advertising agency for all the advertising pages of the designated journal, including the rights to do advertising sales, receive revenues, and contract and sub-contract the advertising.

     3. ADVERTISING PAGES: the pages in the designated journal that carry advertisements and advertising information.

2.   AUTHORIZATION OF THE SOLE EXCLUSIVE ADVERTISING AGENCY

     Party B authorizes Party C as the sole exclusive advertising agent for the DESIGNATED JOURNAL that Party B owns. The said agency term is eight years, starting from the date of execution of this contract till March 15, 2014.

3.   VALUE AND PAYMENTS

     Pursuant to terms 2 and 4 in Article 5, Party C, in addition to providing consultancy service and bearing related expenses, should pay Party B the advertising agency fees, as stipulated below, for the value that Party C gets in obtaining the sole exclusive advertising agency: RMB1,600,000.00 in total as the advertising agency fees under this contract, which will be paid over the 8 contract years, each year at RMB200,000.00. Party C should make payment for a certain contract year in a single payment by June 30 of that contract year.

4.   RIGHTS AND DUTIES OF PARTY A AND PARTY B

     1. Party B is responsible for data collection and publication operation of the DESIGNATED JOURNAL, orientation of the promotion work and review of the contents of the journal, and official execution and approval of the articles.

     2. Party B has the right to get Party C report the work of the advertising agency and to offer necessary guidance for the work of Party C.

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     3.   Party B bears the obligation of creating conditions to facilitate the advertising operation for Party C, including coordinating the relations among various aspects and assisting with administrative reviews and approvals, the expenses of which is borne by Party C.

     4. Party B has the right for final review of the advertising contents in the DESIGNATED JOURNAL, and the right for refusing publishing any illegal advertisements. However, it has no right to refuse the publication of legal advertisements.

     5. Party B assures that during the cooperation period it will provide to Party C related documents and proof of the DESIGNATED JOURNAL such as the approval documents and annual review documents from the News and Publication Bureau in order for Party C to proceed with its work.

     6. Party B is responsible at its earliest convenience for applying for a business postal number for Money Journal in order to open up the distribution channels for the publications.

     7. Party B assures that it has the right to authorize Party B to be its sole exclusive agent for the DESIGNATED JOURNAL, and that Party B's execution of this contract is not in breach of any contracts to which it is a party.

     8. Party B undertakes that it will ensure that during the period of the agency Party C will not be affected by any third party when Party C exercises the sole exclusive agency right under this contract for the DESIGNATED JOURNAL and that Party B will not permit any right to a third party with respect to the DESIGNATED JOURNAL.

     9. Party B undertakes and assures that it will publish twice a year additions for the benefit of Party C's advertising operation and Party C can provide contents to those additions. Party B is responsible for editing, final review and proofreading of the contents provided by Party C, and has the right to refuse the contents provided by Party C that are against the laws and regulations.

     10. Party A undertakes to bear related responsibilities with respect to Party B's duties under this agreement, except where the laws stipulate responsibilities only for Party B to bear and except responsibilities related to data collection and publication operation of the designated journal.

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5.   RIGHTS AND OBLIGATIONS OF PARTY C

     1. Party C is the sole agent for the advertisements carried in the DESIGNATED JOURNAL, and has the right to conduct, under the name of "sole exclusive advertising agent", advertising, investments attraction and related businesses, and the right to obtain all the benefits from these businesses.

     2. Party B entrusts Party C to provide management consultancy and information services for the distribution of the DESIGNATED JOURNAL, for the benefit of expanding distribution channels and developing advertising businesses.

     3. Except where it is otherwise stipulated in this agreement, Party C cannot, without written authorized consent from the legal representative or person-in-charge of Party B, sign contracts, agreements and other legal documents with others under Party B's name or the name of the publisher of the DESIGNATED JOURNAL.

     4. Party C is to bear all the printing costs and expenses of the DESIGNATED JOURNAL during the period of the agreement, which is to ensure the normal publication of the designated journal and operation of the advertising businesses.

     5. The credits and debts of Money Journal incurring before the execution of this agreement are to be borne respectively by Party A and Party B.

     6. The credits, debts and economic disputes and losses resulted, during the agency period, from Party C as the agent for the DESIGNATED JOURNAL, are to be borne by Party C alone. Where losses are caused to Party B, Party C should compensate Party B.

     7. Party C, without Party B's consent, cannot transfer the whole of, or permit the sole exclusive agency right of the DESIGNATED JOURNAL as stipulated in this contract.

     8. Party C is to provide information and articles for the contents in the DESIGNATED JOURNAL and in the additions as stipulated in term 9 of
          Article 5, and to provide consultancy service for the content planning and arrangement of the DESIGNATED JOURNAL: Party B can at its own discretion provide the above-mentioned articles and can contact, entrust, arrange for or designate a third party to provide articles related to what has been mentioned above. The royalties of contents provided by Party C stay with Party C or can be treated according to actual agreements between Party C and the article supplier(s). The contents of articles provided by Party C cannot be in violation of related laws and regulations.

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6.   CONDITIONS FOR TERMINATION OF AGREEMENT

     1. During the period of the agreement, where one of the following circumstances happens, Party B has the right to unilaterally terminate this agreement:

               i. Party C fails to make full payments of the advertising agency fees on due date(s) as stipulated in this agreement.

               ii. Party C encounters serious difficulties in operating the advertising agency for the DESIGNATED JOURNAL, and is unable to pay for the printing costs and expenses stipulated in this agreement, which has caused two or more editions of the DESIGNATED JOURNAL not to be published on time.

               iii. Party C has signed with others contracts, agreements and other legal documents under the name of Party B or the name of the publisher of the DESIGNATED JOURNAL, which has caused major losses to Party B.

               iv. In its operational activities, Party C has violated related state laws and regulations and, thus, has caused Party B or the DESIGNATED JOURNAL materially adverse effects or losses.

     2. With a consensus among Parties A, B, and C after friendly consultation, a written agreement is reached to terminate this agreement ahead of time.

7.   RESPONSIBILITIES FOR BREACHING THE AGREEMENT

     Where any of Parties A, B and C breaches the agreement, it should compensate for all the losses caused to other parties. Where any party breaches this contract and has therefore caused non-fulfillment of the goals of this agreement, the breaching party should pay a breaching fee at 10% of the total concerned amount for this agreement to the other party; further if the breaching fee is not sufficient to compensate the other party for the total losses caused, the breaching party should make additional payments for the deficiency.

8.   RESOLUTIONS OF DISPUTES

     All parties should first resort to friendly consultation to resolve all disputes that happen in the due course of this agreement. Where friendly consultation fails to generate a consensus, any party can enter into a proceeding at a People's Court where the contract is signed.

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9.   OTHER ISSUES

     1. Party C agrees that under the premise that a consensus exists with Party A, Party C will purchase 50% equity of Beijing Perspective Orient Advertising Co. Ltd and Party C and the latter will jointly operate the related advertising businesses.

     2. This agreement takes effect upon the signing by the legal representative(s) or authorized representative(s) of both Party A and Party B and upon the sealing with an official stamp, and replaces the original agreement. Party B has the right to issue a notice to Party A three months ahead of the expiry of this contract to extend the contract on the same terms and conditions stipulated in this agreement.

     3. The issues not covered herein shall be resolved from consultation among the parties.

     4. This agreement comes in three copies, with one for each party, and all copies have the same legal effects.

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SIGNATURE PAGE

Party A: Hunan Television & Broadcast Intermediary Co., Ltd.
         [Company chop of Hunan Television & Broadcast Intermediary Co., Ltd.]


Legal representative or authorized representative: /s/
                                                   -----------------------------
Date signed: September 20, 2006


Party B: Money Journal Press Office [Company chop of Money Journal Press Office]


Legal representative or authorized representative: /s/
                                                   -----------------------------
Date signed: September 20, 2006


Party C: Guangzhou Jingshi Culture Intermediary Co., Ltd
         [Company chop of Guangzhou Jingshi Culture Intermediary Co., Ltd.]


Legal representative or authorized representative: /s/
                                                   -----------------------------
Date signed: September 20, 2006